U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2004 (December 8, 2004)

                            Provo International, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or jurisdiction of incorporation or organization)

001-15673
(Commission File Number)

13-3950283
(I.R.S. Employer Identification Number)

One Blue Hill Plaza, P.O. Box 1548, Pearl River, NY 10965
(Address of principal executive offices (Zip Code)

Registrant's telephone number: 845-623-8553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 8, 2004, Provo International, Inc. (“Provo”) entered into a Term Loan, Security and Securities Purchase Agreement dated as of November 22, 2004 (the “Agreement”) with Stortford Holdings Ltd. (“Lender”). Pursuant to the Agreement, the Lender loaned Provo $325,000 for a term of 120 days. Provo agreed to pay an origination fee of 8%. The Term Loan is not prepayable prior to maturity without Lender’s consent. A total of $300,000 of the $325,000 was used to reduce Provo’s indebtedness under outstanding 8% Convertible Notes due January 27, 2006 to the holders of the Convertible Notes. Nicko Feinberg and Stephen J. Cole-Hatchard, executive officers of the Company, entered into certain pledge and limited guaranty agreements with respect to this transaction. Messrs. Feinberg and Cole-Hatchard pledged their shares of Provo Common Stock in connection with this transaction. The limited Guaranty Agreements limit their guarantees to their shares of Provo Common Stock.

The holders of the Convertible Notes agreed to waive their right of first refusal in connection with the transactions described in this Item 1.01 pursuant to a second Addendum dated November 22, 2004 which modified and supplemented a Security Agreement, Subscription Agreement and Collateral Agent Agreement between Provo and Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Congregation Mishkan Sholom Incorporated and Lucrative Investments. Pursuant to the terms of the second Addendum, in the event Provo enters into an agreement for the sale of its Dial-Up assets, with the consent of the collateral agent, $325,000 will be utilized from the sale of the assets to pay down the Convertible Notes. The next $175,000 would be retained by Provo, with any remaining net proceeds paid to the holders of the Convertible Notes for the purpose of retiring their Notes.

Provo’s agreement with Lender also provided for the sale of 50,000 shares of Series F Preferred Stock and Warrants to purchase 500,000 shares of Common Stock for a total net purchase price of $46,000 paid to Provo. The Series F Preferred Stock generally has no voting rights and has a 12% per annum dividend of the stated value and a liquidation preference, subject to the liquidation preference of senior preferred stock. It also contains certain optional conversion rights in the event of certain material transactions pursuant to which each share of Series F Preferred Stock would be convertible into 7.6923 shares of Common Stock. For a complete description of the rights and preferences of the Series F Preferred Stock see Exhibit 3.1. The Warrants have a term of three years and are exercisable at $.13 per share. The Warrants have certain anti-dilution rights and contain certain cashless exercise provisions. The Warrants are appended hereto as Exhibit 10.2. The Agreement with the Lender is appended hereto as Exhibit 10.1. The second Addendum between Provo and Alpha Capital is appended hereto as Exhibit 10.3.

Item 3.02.   Unregistered Sales of Equity Securities.

Reference is made to Items 1.01 for a description of the sale of certain unregistered securities.

(c) Exhibits

3.1 Designation of Rights and Preferences of Series F Preferred Stock

10.1- Term Loan, Security and Securities Purchase Agreement dated as of November 22, 2004 among Provo International, Inc., a Delaware corporation and Stortford Holdings Limited, a British Virgin Islands company. Also included is the Pledge Agreements of Nicko Feinberg and Stephen J. Cole-Hatchard.

10.2 Common Stock Purchase Warrants

10.3 Second Addendum dated as of November 2, 2004 between Provo International Inc. and Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership Congregation Mishkan Sholom Incorporated and Lucrative Investments

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROVO INTERNATIONAL, INC.

Dated: December 14, 2004	By:	/s/ Stephen J. Cole- Hatchard
Chief Executive Officer